UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): JULY 27, 2004

TOWER AUTOMOTIVE, INC.

(Exact name of Registrant as specified in its charter)

Delaware		41-1746238
(State or Other Jurisdiction	1-12733	(IRS Employer
of Incorporation)	(Commission File No.)	Identification No.)

27175 Haggerty Road, Novi, Michigan		48377
(Address of Principal Executive Offices)		(Zip Code)

248-675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     99.2 (Amended) Supplemental Information.

Item 12. Results of Operations and Financial Condition.

     On July 27, 2004, Tower Automotive, Inc. (the “Company”) filed a Form 8-K under Item 12, attaching a press release announcing results for the second quarter ended June 30, 2004, and updated earnings guidance as Exhibit 99.1 to the Form 8-K. Certain supplemental information, in the form of a slide show, was also attached as Exhibit 99.2 to the Form 8-K.

     Subsequent to filing the Form 8-K, it came to the attention of the Company that one of the slides in the slide show filed as Exhibit 99.2 (the slide appearing on Page 24 of the slide show) contained certain inaccurate information. In that slide, the June 30, 2004, amounts for Trade accounts receivable, Days receivable, Trade accounts payable, Days payable, and Tooling accounts payable were incorrect (which also resulted in certain other information in that column being incorrect). All of these items were shown correctly on the financial statements included with Exhibit 99.1 to the Form 8-K; therefore, Exhibit 99.1 is not being amended or corrected. The inaccuracies in the slide on Page 24 were simply a result of an error made in preparing the slide.

     Attached as Exhibit 99.2 to this Form 8-K/A is the corrected slide show. The only change that has been made to the slide show is to correct the June 30, 2004, information on the slide on Page 24. The Exhibit 99.2 attached to this Form 8-K/A is intended to replace the Exhibit 99.2 attached to the Form 8-K filed on July 27, 2004.

     The information in this Form 8-K/A and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC.
Dated: July 28, 2004	By /s/ Christopher T. Hatto
Christopher T. Hatto
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.2	(Amended) Supplemental Information